DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C18396-94

OCT 11 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Blue Ridge Energy, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article VI Section 1- Capital Stock- Authorized Shares is hereby amended to read as follows:

Section 1. Authorized shares. The total number of shares which the Corporation is authorized to issue is 155,000,000 Shares of Capital Stock.

(a) The total number of shares of Common Stock which this Corporation is authorized to issue is 150,000,000 shares, $.005 par value per share.

(b) The total number of shares of Preferred Stock which this Corporation is authorized to issue is 5,000,000 shares, $.001 par value per share. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each series, and any qualifications, limitations or restrictions thereof.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: By a majority of the voting power **

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Norman G. Haisch, J CFO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

**a majority of the outstanding shares entitled to vote

This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF BLUE RIDGE ENERGY, INC.

Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of Blue Ridge Energy, Inc. do hereby certify:

That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by a telephonic meeting held June 8, 2005, and by majority of the outstanding shares entitled to vote.

Article I is hereby amended to read as follows:

The exact name of this Corporation is Bayou City Exploration, Inc.

Morris Hewitt, President

Gregory B. Shea, Secretary

State of Texas
County of HARRIS

On the 8th day of June, 2005, personally appeared before me, a Notary Public, Morris Hewitt, President of the above-mentioned Corporation, who acknowledged that he executed the above instrument.

Gaynell Shackelford
Notary Public
State of Texas
My Commission Expires
November 20, 2006

Gaynell Shackelford
Notary Public
My Commission expires: 11/20/06

State of Kentucky
County of Warren

On the 8th day of June, 2005, personally appeared before me, a Notary Public, Gregory B. Shea, Secretary of the above-mentioned Corporation, who acknowledged that he executed the above instrument.

Notary Public, Kentucky at Large
My Commission expires: 9/28/06